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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


Company                                              State

Royal Bank of  Pennsylvania, Inc.                    Pennsylvania
Royal Investment of Delaware, Inc.                   Delaware
Royal Real Estate of Pennsylvania, Inc.              Pennsylvania


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